Exhibit 3.4

BYLAWS

OF

EVERTEC FINANCE CORP.

a Puerto Rico corporation

(the “Company”)

(Adopted as of April 17, 2012)

BYLAWS

OF

EVERTEC FINANCE CORP.

ARTICLE I.

OFFICES

Section 1.1 Registered Office. The registered office of the Company within the Commonwealth of Puerto Rico shall be located at either (i) the principal place of business of the Company in the Commonwealth of Puerto Rico or (ii) the office of the corporation or individual acting as the Company’s registered agent in Puerto Rico.

Section 1.2 Additional Offices. The Company may, in addition to its registered office in the Commonwealth of Puerto Rico, have such other offices and places of business, both within and outside of the Commonwealth of Puerto Rico, as the Board of Directors of the Company (the “Board”) may from time to time determine or as the business and affairs of the Company may require.

ARTICLE II.

STOCKHOLDERS MEETINGS

Section 2.1 Annual Meetings. Annual meetings of stockholders shall be held at a place and time on any weekday that is not a holiday and that is not more than 120 days after the end of the fiscal year of the Company as shall be designated by the Board and stated in the notice of the meeting, at which the stockholders shall elect the directors of the Company and transact such other business as may properly be brought before the meeting.

Section 2.2 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law or by the certificate of incorporation, (i) may be called by the chairman of the Board or the president and (ii) shall be called by the president or secretary at the request in writing of a majority of the Board or stockholders owning capital stock of the Company representing a majority of the votes of all capital stock of the Company entitled to vote thereat. Such request of the Board or the stockholders shall state the purpose or purposes of the proposed meeting.

Section 2.3 Notices. Written notice of each stockholders’ meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote thereat by or at the direction of the officer calling such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. If said notice is for a stockholders meeting other than an annual meeting, it also shall state the purpose or purposes for which said meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in said notice and any matters reasonably related thereto. Attendance of a person at a meeting or the participation thereof therein shall constitute a waiver of the notice of such meeting, except when a person attends a meeting for the express purpose of objecting at the commencement of the meeting that the same was not called nor commenced in accordance with the General Corporations Law of the Commonwealth of Puerto Rico of 2009 (the “General Corporations Law”).

Section 2.4 Quorum. The presence at a stockholders’ meeting of the holders, present in person or represented by proxy, of capital stock of the Company representing a majority of the votes of all capital stock of the Company entitled to vote thereat shall constitute a quorum at such meeting for the transaction of business except as otherwise provided by law, the certificate of incorporation or these Bylaws. If a quorum shall not be present or represented at any meeting of the stockholders, a majority of the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such reconvened meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the reconvened meeting, a notice of said meeting shall be given to each stockholder entitled to vote at said meeting. The stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 2.5 Voting of Shares.

Section 2.5.1. Voting Lists. The officer or agent who has charge of the stock ledger of the Company shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote thereat arranged in alphabetical order and showing the address and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any such stockholder for any purpose germane to the meeting during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list also shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at said meeting.

Section 2.5.2. Votes Per Share. Unless otherwise provided in the certificate of incorporation, each stockholder shall be entitled to one vote in person or by proxy at every stockholders meeting for each share of capital stock held by such stockholder.

Section 2.5.3. Proxies. Every stockholder entitled to vote at a meeting or to express consent or dissent without a meeting or a stockholder’s duly authorized attorney-in-fact may authorize another person or persons to act for him by proxy. Each proxy shall be in writing, executed by the stockholder giving the proxy or by his duly authorized attorney. No proxy shall be voted on or after three (3) years from its date, unless the proxy provides for a longer period. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it, or his legal representatives or assigns, except in those cases where an irrevocable proxy permitted by statute has been given.

Section 2.5.4. Required Vote. When a quorum is present at any meeting, the vote of the holders, present in person or represented by proxy, of capital stock of the Company representing a majority of the votes of all capital stock of the Company entitled to vote thereat shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law or the certificate of incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 2.5.5. Consents in Lieu of Meeting. Any action required to be or which may be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt, written notice of the action taken by means of any such consent (other than any unanimous consent) shall be given to those stockholders who have not consented in writing.

ARTICLE III.

DIRECTORS

Section 3.1 Purpose. The business of the Company shall be managed by or under the direction of the Board, which may exercise all of the powers of the Company and do all such lawful acts and things as are not by law, the certificate of incorporation or these Bylaws directed or required to be exercised or done by the stockholders. Directors need not be stockholders or residents of Puerto Rico.

Section 3.2 Number. The number of directors constituting the Board shall never be less than two and shall be determined by resolution of the Board.

Section 3.3 Election. Directors shall be elected by the stockholders by plurality vote at any annual or special stockholders meeting (or by written consent in lieu of a meeting of the stockholders), and each director shall hold office until his successor has been duly elected and qualified or until his earlier death, retirement, resignation, disqualification or removal from the Board.

Section 3.4 Vacancies. Vacancies and newly-created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office though less than a quorum, by a sole remaining director or by the stockholders, and the directors so chosen shall hold office until their successors are duly elected and qualified or until their earlier death, retirement, resignation, disqualification or removal from the Board. If there are no directors in office, an election of directors may be held in the manner provided by law.

Section 3.5 Removal. Unless otherwise restricted by law, the certificate of incorporation or these Bylaws, any director or the entire Board may be removed, with or without cause, by a majority vote of the shares entitled to vote at an election of directors if notice of the intention to act upon such matter shall have been given in the notice calling such meeting.

Section 3.6 Compensation. Unless otherwise restricted by the certificate of incorporation or these Bylaws, the Board shall have the authority to fix the compensation of directors. The directors may be reimbursed their expenses, if any, of attendance at each meeting of the Board and may be paid either a fixed sum for attendance at each meeting of the Board or a stated salary as director. No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of committees of the Board may be allowed like compensation for attending committee meetings.

ARTICLE IV.

BOARD MEETINGS

Section 4.1 Annual Meetings. The Board shall meet as soon as practicable after the adjournment of each annual stockholders’ meeting at the place of the annual stockholders’ meeting. No notice to the directors shall be necessary to legally convene this meeting, provided a quorum is present.

Section 4.2 Regular Meetings. Regularly scheduled, periodic meetings of the Board may be held without notice at such times and places as shall from time to time be determined by resolution of the Board and communicated to all directors.

Section 4.3 Special Meetings. Special meetings of the Board (i) may be called by the chairman of the Board or president and (ii) shall be called by the president or secretary on the written request of two or more directors. Notice of each special meeting of the Board shall be given, either personally or as hereinafter provided, to each director at least 24 hours before the meeting if such notice is delivered personally or by means of telephone, telegram, telex, email or facsimile transmission and delivery; two days before the meeting if such notice is delivered by a recognized express delivery service; and three days before the meeting if such notice is delivered through the United States mail. Any and all business may be transacted at a special meeting which may be transacted at a regular meeting of the Board. Except as may be otherwise expressly provided by law, the certificate of incorporation or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting.

Section 4.4 Quorum, Required Vote. A majority of the directors shall constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by law, the certificate of incorporation or these Bylaws. If a quorum shall not be present at any meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 4.5 Consent In Lieu of Meeting. Unless otherwise restricted by the certificate of incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

ARTICLE V.

COMMITTEES OF DIRECTORS

Section 5.1 Establishment; Standing Committees. The Board may by resolution establish, name or dissolve one or more committees, each committee to consist of one or more of the directors. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

Section 5.2 Available Powers. Any committee established pursuant to Section 5.1 hereof, but only to the extent provided in the resolution of the Board establishing such committee or otherwise delegating specific power and authority to such committee and as limited by law, the certificate of incorporation and these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it. Without limiting the foregoing, such committee may, but only to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board as provided in Chapter 225 of the General Corporations Law, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Company or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Company.

Section 5.3 Unavailable Powers. No committee of the Board shall have the power or authority to (i) amend the certificate of incorporation (except in connection with the issuance of capital stock as provided in the previous section); (ii) amend the Bylaws of the Company; (iii) adopt an agreement of merger or consolidation; (iv) recommend to the stockholders (a) the sale, lease or exchange of all or substantially all of the Company’s property and assets or (b) a dissolution of the Company or a revocation of such a dissolution; or (v) unless the resolution establishing such committee or the certificate of incorporation expressly so provides, declare a dividend, authorize the issuance of stock or adopt a certificate of ownership and merger.

Section 5.4 Alternate Members. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

Section 5.5 Procedures. Time, place and notice, if any, of meetings of a committee shall be determined by such committee. At meetings of a committee, a majority of the number of members designated by the Board shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by law, the certificate of incorporation or these Bylaws. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

ARTICLE VI.

OFFICERS

Section 6.1 Elected Officers. The Board shall elect a president, a secretary and a treasurer (collectively, the “Required Officers”) having the respective duties enumerated below and may elect such other officers having the titles and duties set forth below that are not reserved for the Required Officers or such other titles and duties as the Board may by resolution from time to time establish.

Section 6.1.1. Chairman of the Board. The Chairman of the Board shall preside when present at all meetings of the stockholders and of the Board. The Chairman of the Board shall advise and counsel the President and other officers and shall exercise such powers and perform such duties as shall be assigned to or required of the Chairman of the Board from time to time by the Board or these Bylaws.

Section 6.1.2. President. The President (i) shall be the chief executive officer of the Company, (ii) shall have general supervision of the affairs of the Company and general control of all of its business, subject to the ultimate authority of the Board and (iii) shall be responsible for the execution of the policies of the Board. In the absence (or inability or refusal to act) of the Chairman of the Board, the President (if he or she shall be a director) shall preside when present at all meetings of the stockholders and of the Board.

Section 6.1.3. Vice Presidents. In the absence (or inability or refusal to act) of the President, the Vice President (or, in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board) shall perform the duties and have the powers of the President. Any one or more of the Vice Presidents may be given an additional designation of rank or function.

Section 6.1.4. Secretary. The Secretary shall attend all meetings of the stockholders, the Board and (as required) committees of the Board and shall record the proceedings of such meetings in books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board and shall perform such other duties as may be prescribed by the Board, the Chairman of the Board or President. The Secretary shall have custody of the corporate seal of the Company and the Secretary, or any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Company and to attest the affixing thereof by his or her signature. The Secretary shall keep, or cause to be kept, at the principal executive office of the Company or at the office of the Company’s transfer agent or registrar, if one has been appointed, a stock ledger, or duplicate stock ledger, showing the names of the stockholders and their addresses, the number and classes of shares held by each and, with respect to certificated shares, the number and date of certificates issued for the same and the number and date of certificates cancelled.

Section 6.1.5. Assistant Secretaries. The Assistant Secretary (or, if there be more than one, the Assistant Secretaries in the order designated by the Board) shall, in the absence (or inability or refusal to act) of the Secretary, perform the duties and have the powers of the Secretary.

Section 6.1.6. Treasurer. The Treasurer shall perform all duties commonly incident to that office, including, without limitation, the care and custody of the funds and securities of the Company that from time to time may come into the Treasurer’s hands and the deposit of the funds of the Company in such banks or trust companies as the Board or the President may authorize.

Section 6.1.7. Assistant Treasurers. The Assistant Treasurer (or, if there shall be more than one, the Assistant Treasurers in the order designated by the Board) shall, in the absence (or inability or refusal to act) of the Treasurer, perform the duties and exercise the powers of the Treasurer.

Section 6.1.8. Divisional Officers. Each division of the Company, if any, may have a president, secretary, treasurer or controller and one or more vice presidents, assistant secretaries, assistant treasurers and other assistant officers. Any number of such offices may be held by the same person. Such divisional officers will be appointed by, report to and serve at the pleasure of the Board and such other officers that the Board may place in authority over them. The officers of each division shall have such authority with respect to the business and affairs of that division as may be granted from time to time by the Board, and in the regular course of business of such division may sign contracts and other documents in the name of the division where so authorized; provided that in no case and under no circumstances shall an officer of one division have authority to bind any other division of the Company except as necessary in the pursuit of the normal and usual business of the division of which he is an officer.

Section 6.2 Election. All elected officers shall serve until their successors are duly elected and qualified or until their earlier death, disqualification, retirement, resignation or removal from office.

Section 6.3 Appointed Officers. The Board may also appoint or delegate the power to appoint such other officers, assistant officers and agents and may also remove such officers and agents or delegate the power to remove the same, as it shall from time to time deem necessary, and the titles and duties of such appointed officers may be as described in Section 6.1 hereof for elected officers; provided that the officers and any officer possessing authority over or responsibility for any functions of the Board shall be elected officers.

Section 6.4 Multiple Officeholders, Stockholder and Director Officers. Any number of offices may be held by the same person, unless the certificate of incorporation or these Bylaws otherwise provide. Officers need not be stockholders or residents of the Commonwealth of Puerto Rico. Officers, such as the chairman of the Board, possessing authority over or responsibility for any function of the Board must be directors.

Section 6.5 Compensation, Vacancies. The compensation of elected officers shall be set by the Board. The Board also shall fill any vacancy in an elected office. The compensation of appointed officers and the filling of vacancies in appointed offices may be delegated by the Board to the same extent as permitted by these Bylaws for the initial filling of such offices.

Section 6.6 Additional Powers and Duties. In addition to the foregoing especially enumerated powers and duties, the several elected and appointed officers of the Company shall perform such other duties and exercise such further powers as may be provided by law, the certificate of incorporation or these Bylaws or as the Board may from time to time determine or as may be assigned to them by any competent committee or superior officer.

Section 6.7 Removal. Any officer may be removed, either with or without cause, by a majority of the directors in office at the time at any regular or special meeting of the Board.

ARTICLE VII.

SHARE CERTIFICATES

Section 7.1 Entitlement to Certificates. The shares of the Company shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Company.

Section 7.2 Multiple Classes of Stock. If the Company shall be authorized to issue more than one class of capital stock or more than one series of any class, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall, unless the Board shall by resolution provide that such class or series of stock shall be uncertificated, be set forth in full or summarized on the face or back of the certificate which the Company shall issue to represent such class or series of stock; provided that, to the extent allowed by law, in lieu of such statement, the face or back of such certificate may state that the Company will furnish a copy of such statement without charge to each requesting stockholder.

Section 7.3 Signatures. Each certificate representing capital stock of the Company shall be signed by or in the name of the Company by (1) the chairman of the Board, the president or a vice president; and (2) the treasurer, an assistant treasurer, the secretary or an assistant secretary of the Company. The signatures of the officers of the Company may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to hold such office before such certificate is issued, it may be issued by the Company with the same effect as if he held such office on the date of issue.

Section 7.4 Issuance and Payment. Subject to the provisions of the law, the certificate of incorporation or these Bylaws, shares may be issued for such consideration and to such persons as the Board may determine from time to time. Shares may not be issued until the full amount of the consideration has been paid, unless upon the face or back of each certificate issued to represent any partly paid shares of capital stock there shall have been set forth the total amount of the consideration to be paid therefor and the amount paid thereon up to and including the time said certificate is issued.

Section 7.5 Lost Certificates. The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 7.6 Transfer of Stock. Upon surrender to the Company or its transfer agent, if any, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer and of the payment of all taxes applicable to the transfer of said shares, the Company shall be obligated to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books; provided, however, that the Company shall not be so obligated unless such transfer was made in compliance with applicable state and federal securities laws.

Section 7.7 Registered Stockholders. The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, vote and be held liable for calls and assessments and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any person other than such registered owner, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VIII.

INDEMNIFICATION

Section 8.1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was an incorporator, resident agent, director or officer of the Company or, while an incorporator, resident agent, director or officer of the Company, is or was serving at the request of the Company as such an incorporator, resident agent, director or officer, or as an employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (hereinafter a “Covered Person”), whether the basis of such proceeding is alleged action in an official capacity as an incorporator, resident agent, director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized or permitted by the General Corporations Law or other applicable law, as the same exists or may hereafter be amended, against all expenses, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by such Covered Person in connection with such proceeding; provided, however, that, except as provided in Section 8.3 with respect to proceedings to enforce rights to indemnification and advancement of expenses, the Company shall indemnify a Covered Person in connection with a proceeding (or part thereof) initiated by such Covered Person only if such proceeding (or part thereof) was authorized by the Board.

Section 8.2 Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 8.1, a Covered Person also shall have the right to be paid by the Company for the expenses (including, without limitation, attorneys’ fees) incurred in defending, testifying or otherwise participating in any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the General Corporations Law requires, an advancement of expenses incurred by a Covered Person in his or her capacity as a director or officer of the Company (and not in any other capacity in which service was or is rendered by such Covered Person, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Company of an undertaking (hereinafter an “undertaking”), by or on behalf of such Covered Person, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such Covered Person is not entitled to be indemnified for such expenses under this Article VIII or otherwise.

Section 8.3 Right of Indemnitee to Bring Suit. If a claim under Section 8.1 or Section 8.2 is not paid in full by the Company within 60 days after a written claim therefor has been received by the Company, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Covered Person may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the Covered Person also shall be entitled to be paid the expense of prosecuting or defending such suit. In any suit brought by (a) the Covered Person to enforce a right to indemnification hereunder (but not in a suit brought by a Covered Person to enforce a right to an advancement of expenses) it shall be a defense that, and (b) the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the Company shall be entitled to recover such expenses upon a final adjudication that, the Covered Person has not met any applicable standard for indemnification set forth in the General Corporations Law. Neither the failure of the Company (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Covered Person is proper in the circumstances because the Covered Person has met the applicable standard of conduct set forth in the General Corporations Law, nor an actual determination by the Company (including a determination by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the Covered Person has not met such applicable standard of conduct, shall create a presumption that the Covered Person has not met the applicable standard of conduct or, in the case of such a suit brought by the Covered Person, shall be a defense to such suit. In any suit brought by the Covered Person to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Covered Person is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Company.

Section 8.4 Non-Exclusivity of Rights. The rights provided to Covered Persons pursuant to this Article VIII shall not be exclusive of any other right that any Covered Person may have or hereafter acquire under the General Corporations Law, other applicable law, the Certificate of Incorporation, these Bylaws, an agreement, a vote of stockholders or disinterested directors, or otherwise.

Section 8.5 Insurance. The Company may maintain insurance, at its expense, to protect itself and/or any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the General Corporations Law.

Section 8.6 Indemnification of Other Persons. This Article VIII shall not limit the right of the Company to the extent and in the manner authorized or permitted by law to indemnify and to advance expenses to persons other than Covered Persons. Without limiting the foregoing, the Company may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Company and to any other person who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of Covered Persons under this Article VIII.

Section 8.7 Amendments. Any repeal or amendment of this Article VIII by the Board or the stockholders of the Company or by changes in applicable law or the adoption of any other provision of these Bylaws inconsistent with this Article VIII, shall, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Company to provide broader indemnification rights to Covered Persons on a retroactive basis than permitted prior thereto) and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

Section 8.8 Certain Definitions. For purposes of this Article VIII, (a) references to “other enterprise” shall include any employee benefit plan; (b) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; (c) references to “serving at the request of the Corporation” shall include any service that imposes duties on, or involves services by, a person with respect to any employee benefit plan, its participants, or beneficiaries; and (d) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Corporation” for purposes of Section 2728 of the General Corporations Law.

Section 8.9 Contract Rights. The rights provided to Covered Persons pursuant to this Article VIII (a) shall be contract rights based upon good and valuable consideration, pursuant to which a Covered Person may bring suit as if the provisions of this Article VIII were set forth in a separate written contract between the Covered Person and the Company, (b) shall fully vest at the time the Covered Person first assumes his or her position as a director or officer of the Company, (c) are intended to be retroactive and shall be available with respect to any act or omission occurring prior to the adoption of this Article VIII, (d) shall continue as to a Covered Person who has ceased to be a director or officer of the Company, and (e) shall inure to the benefit of the Covered Person’s heirs, executors and administrators.

Section 8.10 Severability. If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VIII shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of this Article VIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 8.11 Indemnitor of First Resort. The Company hereby acknowledges that an indemnitee may have certain rights to indemnification, insurance and/or advancement of expenses provided by one or more persons or entities who employ such indemnitee or of which such indemnitee is a partner or member or with such persons’ or entities’ respective affiliated investment funds, managed funds and management companies, if applicable, or such persons’ or entities’ respective affiliates (collectively, the “Secondary Indemnitors”). The Company hereby agrees (i) that it is the indemnitor of first resort—meaning that, its obligations under this Section 8.11 are primary and any obligation of the Secondary Indemnitors to advance expenses and provide indemnification for the same expenses and liabilities incurred by any such indemnitee are secondary, (ii) that it shall be required to advance the full amount of expenses incurred by any such indemnitee and shall be liable for the full amount of any losses, claims, damages, liabilities and expenses (including, without limitation, attorneys’ fees, judgments, fines, penalties and amounts paid in settlement) to the extent legally permitted and as required by these Bylaws, the certificate of incorporation or any other agreement between the Company and such indemnitee, without regard to any rights that such indemnitee may have against the Secondary Indemnitors and (iii) that it irrevocably waives, relinquishes and releases the Secondary Indemnitors from any and all claims that it has or may have against the Secondary Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Secondary Indemnitors shall affect the foregoing and that the Secondary Indemnitors shall be subrogated to the extent of such advancement or payment to all of the rights of recovery of any such indemnitee against the Company. The Company and each indemnitee agree that Secondary Indemnitors are express third-party beneficiaries of this Section 8.11.

ARTICLE IX.

INTERESTED DIRECTORS, OFFICERS AND STOCKHOLDERS

Section 9.1 Validity. Any contract or other transaction between the Company and any of its directors, officers or stockholders (or any corporation or firm in which any of them are directly or indirectly interested) shall be valid for all purposes notwithstanding the presence of such director, officer or stockholder at the meeting authorizing such contract or transaction or his participation or vote in such meeting or authorization.

Section 9.2 Disclosure, Approval. The foregoing shall, however, apply only if the material facts of the relationship or the interest of each such director, officer or stockholder is known or disclosed:

(A) to the Board and it nevertheless in good faith authorizes or ratifies the contract or transaction by a majority of the directors present, each such interested director to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry the vote; or

(B) to the stockholders and they nevertheless in good faith authorize or ratify the contract or transaction by a majority of the shares present, each such interested person to be counted for quorum and voting purposes.

Section 9.3 Nonexclusive. This provision shall not be construed to invalidate any contract or transaction that would be valid in the absence of this provision.

ARTICLE X.

MISCELLANEOUS

Section 10.1 Place of Meetings. All stockholders, directors and committee meetings shall be held at such place or places, within or outside of the Commonwealth of Puerto Rico, as shall be designated from time to time by the Board or such committee and stated in the notices thereof. If no such place is so designated, said meetings shall be held at the principal business office of the Company.

Section 10.2 Fixing Record Dates.

(a) In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix, in advance, a record date, that shall not precede the date upon which the resolution fixing the record date is adopted by the Board, which record date shall not be more than sixty (60) nor less than ten (10) days prior to any such action. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that, the Board may fix a new record date for the adjourned meeting.

(b) In order that the Company may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which record date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is otherwise required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its registered office in the Commonwealth of Puerto Rico, its principal place of business or to an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Company’s registered office shall be by hand delivery or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

(c) In order that the Company may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 10.3 Means of Giving Notice. Whenever under law, the certificate of incorporation or these Bylaws, notice is required to be given to any director or stockholder, such notice may be given in writing and delivered personally, through the United States mail, by a recognized express delivery service (such as Federal Express) or by means of telegram, telex or facsimile transmission, addressed to such director or stockholder at his address or telex or facsimile transmission number, as the case may be, appearing on the records of the Company, with postage and fees thereon prepaid. Such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or with an express delivery service or when transmitted, as the case may be. Notice of any meeting of the Board may be given to a director by telephone and shall be deemed to be given when actually received by the director.

Section 10.4 Waiver of Notice. Whenever any notice is required to be given under law, the certificate of incorporation or these Bylaws, a written waiver of such notice, signed before or after the date of such meeting by the person or persons entitled to said notice, shall be deemed equivalent to such required notice. All such waivers shall be filed with the corporate records. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 10.5 Attendance via Communications Equipment. Unless otherwise restricted by law, the certificate of incorporation or these Bylaws, members of the Board, any committee thereof or the stockholders may hold a meeting by means of telephone conference or other communications equipment by means of which all persons participating in the meeting can effectively communicate with each other. Such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 10.6 Dividends. Dividends on the capital stock of the Company, paid in cash, property, or securities of the Company and as may be limited by the General Corporations Law or other applicable law and applicable provisions of the certificate of incorporation (if any), may be declared by the Board at any regular or special meeting.

Section 10.7 Reserves. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the Board from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies for equalizing dividends, for repairing or maintaining any property of the Company or for such other purpose as the Board shall determine to be in the best interest of the Company. The Board may modify or abolish any such reserve in the manner in which it was created.

Section 10.8 Reports to Stockholders. The Board shall present at each annual meeting of stockholders, and at any special meeting of stockholders when called for by vote of the stockholders, a statement of the business and condition of the Company.

Section 10.9 Contracts and Negotiable Instruments. Except as otherwise provided by law or these Bylaws, any contract or other instrument relative to the business of the Company may be executed and delivered in the name of the Company and on its behalf by the chairman of the Board or the president. The Board may authorize any other officer or agent of the Company to enter into any contract or execute and deliver any contract in the name and on behalf of the Company, and such authority may be general or confined to specific instances as the Board may by resolution determine. All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such officer, officers, agent or agents and in such manner as are permitted by these Bylaws and/or as, from time to time, may be prescribed by resolution (whether general or special) of the Board. Unless authorized so to do by these Bylaws or by the Board, no officer, agent or employee shall have any power or authority to bind the Company by any contract or engagement, or to pledge its credit or to render it liable pecuniarily for any purpose or any amount.

Section 10.10 Fiscal Year. The fiscal year of the Company shall be fixed by resolution of the Board.

Section 10.11 Seal. The seal of the Company shall be in such form as shall from time to time be adopted by the Board. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced. Whenever the Company is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word (“SEAL”) adjacent to the signature of the person authorized to execute the document on behalf of the Company.

Section 10.12 Books and Records. The Company shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its stockholders, Board and committees and shall keep at its registered office or principal place of business in the Commonwealth of Puerto Rico. The Company also may keep a record of its stockholders at the office of its transfer agent or registrar, stating the names and addresses of all stockholders and the number and class of the shares held by each.

Section 10.13 Resignation. Any director, committee member, officer or agent may resign by giving written notice to the chairman of the Board, the president or the secretary. The resignation shall take effect at the time specified therein or, if no time is specified, immediately. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 10.14 Surety Bonds. Such officers and agents of the Company (if any) as the president or the Board may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Company, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Company, in such amounts and by such surety companies as the president or the Board may determine. The premiums on such bonds shall be paid by the Company and the bonds so furnished shall be in the custody of the Secretary.

Section 10.15 Proxies in Respect of Securities of Other Corporations. The chairman of the Board, the president, any vice president or the secretary may from time to time appoint an attorney or attorneys or an agent or agents for the Company to exercise, in the name and on behalf of the Company, the powers and rights that the Company may have as the holder of stock or other securities in any other corporation to vote or consent in respect of such stock or other securities. The chairman of the Board, the president, any vice president or the secretary may instruct such person or persons as to the manner of exercising such powers and rights. The chairman of the Board, the president, any vice president or the secretary may execute or cause to be executed, in the name and on behalf of the Company and under its corporate seal or otherwise, all such written proxies or other instruments as he may deem necessary or proper in order that the Company may exercise such powers and rights.

Section 10.16 Amendments. The Board shall have the power to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders.